Dear Fellow Stockholders

Thank you for your continued investment in Carter Validus Mission Critical REIT, Inc. (“CVMC REIT”). 2018 was an exciting year for CVMC REIT marked by a return of a significant amount of capital and the completion of the sale of all of CVMC REIT’s data center properties. We had an active year managing property performance. However, due to some limited but significant tenant outcomes, our operating results were negatively impacted for the year. Key steps were also taken to enhance our management and business at a time when CVMC REIT became an owner solely of healthcare properties.

By way of background, in 2017, our board of directors (the “Board”) engaged a third-party advisor to initiate a strategic alternative process for CVMC REIT. Consequently, a combined 20 data centers were sold over the course of 2017 and 2018, successfully monetizing all data center assets in July 2018. These data center transactions resulted in net proceeds of approximately $1.4 billion and CVMC REIT achieved an approximately 10.5% aggregate unlevered internal rate of return.

Total sale disposition proceeds prompted a special cash distribution of $3.00 per share of common stock, declared by the Board on January 22, 2018. The special cash distribution totaled approximately $556 million and was paid on March 16, 2018, to stockholders of record at the close of business on February 15, 2018.

In April 2018, we changed our management structure, which resulted in the resignation of John E. Carter as Chief Executive Officer of CVMC REIT. In conjunction with Mr. Carter’s resignation, I was elected by the Board to the position of Chief Executive Officer while still maintaining my role and title as President. John remains the Chairman of the Board, a position he has held since CVMC REIT’s inception. Additionally, I assumed the role of sole Chief Executive Officer of Carter/Validus Advisors, LLC (the “Advisor”), the external advisor to CVMC REIT, as Mr. Carter and I were previously Co-Chief Executive Officers; Mr. Carter assumed the role of Executive Chairman. Todd M. Sakow continues to serve as chief Financial Officer and Treasurer of CVMC REIT.

On September 27, 2018, our Board, at the recommendation of the audit committee, which is comprised solely of independent directors, approved and established an estimated net asset value, or “NAV”, per share of our common stock of $5.33, based on the estimated value of our assets, less the estimated value of our liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of June 30, 2018.

Reported operating results for 2018 were lower from the prior year, primarily due to one-time charges stemming from the financial difficulty of a former tenant at the property formerly known as Bay Area Regional Medical Center, which is now named UTMB Health Clear Lake Campus. Our Healthcare team demonstrated its ability to turn a challenging situation at this property, which had a tenant that ceased paying rent and ultimately filed bankruptcy, into a positive one by re-leasing the property on a long-term basis to the Board of Regents of the University of Texas System, a Moody’s Aaa-rated healthcare system. The repositioning of tenants at certain properties and completion of various capital improvement projects are expected to contribute positively to results on a go-forward basis.

As of December 31, 2018, the CVMC REIT portfolio was comprised of 61 healthcare properties and approximately 2,578,000 of rentable square feet, located in 32 markets.

On April 11, 2019, CVMC REIT announced it had entered into a definitive agreement to merge with Carter Validus Mission Critical REIT II, Inc. (“CVMC REIT II”), with the intent of maximizing the value of your investment and providing additional immediate cash liquidity to CVMC REIT stockholders upon the completion of the transaction. Under the terms of the merger agreement, CVMC REIT stockholders will receive $1.00 per share in cash and a fixed exchange ratio of .4681 shares of CVMC REIT II Class A common stock for each share of CVMC REIT common stock owned. Upon completion of the merger, CVMC REIT stockholders will own approximately 39% and CVMC REIT II stockholders will own approximately 61% of the combined company on a fully diluted basis. The transaction is expected to close in the second half of 2019, subject to closing conditions. We will mail you the joint proxy statement and registration statement in a few months. In connection with the mailing, we will be soliciting your vote to approve the transaction. Your timely response to the voting material is critical. Updates on our progress are also available by visiting our website at www.cvmissioncriticalreit.com.

We thank you for your investment in CVMC REIT and look forward to a successful 2019.

Sincerely,

Michael A. Seton
Chief Executive Officer and President
Carter Validus Mission Critical REIT, Inc.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. CVMC REIT and CVMC REIT II expect to prepare and file with the SEC a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY CVMC REIT AND CVMC REIT II IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CVMC REIT, CVMC REIT II AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing CVMC REIT’s website (www.cvmissioncriticalreit.com) or by accessing CVMC REIT II’s website (www.cvmissioncriticalreitii.com).

Participants in the Proxy Solicitation
Information regarding CVMC REIT’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019, and its proxy statement filed with the SEC by CVMC REIT on April 27, 2018, in connection with its 2018 annual meeting of stockholders, and information regarding CVMC REIT II’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 22, 2019, and its proxy statement filed with the SEC by CVMC REIT II on April 27, 2018, in connection with its 2018 annual meeting of stockholders. Certain directors and executive officers of CVMC REIT and/or CVMC REIT II and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the merger. If, and to the extent that any of the participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of CVMC REIT and CVMC REIT II and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Forward-Looking Statements
This letter contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; CVMC REIT can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from CVMC REIT’s expectations include, but are not limited to, the risk that the proposed merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the stockholder approval with respect to CVMC REIT or the failure to satisfy the other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of CVMC REIT or CVMC REIT II; and other factors, including those set forth in the Risk Factors section of CVMC REIT’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by CVMC REIT with the SEC, copies of which are available on the SEC’s website, www.sec.gov. CVMC REIT undertakes no obligation to update these statements for revisions or changes after the date of this letter, except as required by law.